Exhibit10.5

REAL ESTATE SALE AGREEMENT

by and between

720 UNIVERSITY, LLC, as Seller

and

ALBERTA DEVELOPMENT PARTNERS, LLC, as Purchaser

UNIVERSITY SQUARE SHOPPING CENTER

2604-2724 ELEVENTH AVENUE, GREELEY, COLORADO

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THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made as of November 10, 2014 (the “Contract Date”), by and between 720 UNIVERSITY, LLC, a Wyoming limited liability company (“Seller”) and ALBERTA DEVELOPMENT PARTNERS, LLC, a Colorado limited liability company (“Purchaser”).

PRELIMINARY STATEMENTS

A.           Seller is the owner of the real estate and related assets hereinafter described; and

B.           Seller desires to sell, and Purchaser desires to buy, the real estate and related assets hereinafter described, at the price and on the terms and conditions hereafter set forth.

In consideration of the recitals, the mutual covenants hereafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are mutually acknowledged, it is agreed by and between the parties as follows:

1. Premises.  The real estate which is the subject of this Agreement is legally described on Exhibit A attached hereto, and consists of the property commonly known as University Square Shopping Center, located at 2604-2724 Eleventh Avenue, Greeley, Colorado, County of Weld, together with all buildings and improvements located thereon and all rights, easements, tenancies, signage and appurtenances belonging or appertaining thereto, and all right, title and interest of Seller in and to any and all roads, streets, alleys or public and private rights of way, bounding such property (the “Premises”).

2. Personal Property and Leases.

(a) The “Personal Property” referred to herein shall consist of all right, title, and interest of Seller, if any, in all tangible and intangible personal property and any and all existing licenses and permits held by Seller and not constituting part of the real estate, located on and used in connection with the Premises, including (i) licenses and permits relating to the construction and operation of the Property, (ii) the right to use the name of the property (if any) in connection with the Property, but specifically excluding any trademarks, service marks and trade names of Seller, and (iii) if still in effect and not assigned to any tenant under the Leases, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property.

(b) The “Leases” referred to herein shall consist of the leases or occupancy agreements, including those in effect on the Contract Date, and any new leases entered into pursuant to Section 6(d)(6) which, as of the Closing (as hereinafter defined), affect all or any portion of the Premises, and any security deposits actually held by Seller with respect to any such Leases (but excluding Seller’s rights otherwise expressly retained hereunder, such as rents applicable to periods prior to Closing), together with all amendments thereto and guaranties thereof.

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3. Sale/Conveyance and Assignment.  Seller agrees to sell, convey and assign to Purchaser, and Purchaser agrees to buy and assume from Seller, at the price and upon the other terms and conditions hereafter set forth (a) the Premises, (b) the Personal Property and (c) the Leases (a-c collectively, the “Property”).

4. Transfer of Title.  (a)  Title to the Premises shall be conveyed to Purchaser by a special warranty deed (the “Deed”) executed by Seller, in the form attached hereto as Exhibit B.

(a) The Personal Property shall be conveyed to Purchaser by a bill of sale (the “Bill of Sale”) executed by Seller, in the form attached hereto as Exhibit C, and by an assignment of intangible property (the “Assignment of Intangible Property”), in the form attached hereto as Exhibit G.

(b) The Leases shall be assigned by Seller and assumed by Purchaser by an Assignment and Assumption of Leases (the “Assignment of Leases”), in the form attached hereto as Exhibit D.

5. Purchase Price; Earnest Money; Refinancing.  The purchase price for the Property shall be, subject to adjustment pursuant to subsection (c) below, Twenty One Million and No/100 Dollars ($21,000,000.00) (the “Purchase Price”) payable by Purchaser to Seller as follows:

(a) Within three (3) Business Days immediately following the Contract Date, Purchaser shall deposit into a strict joint order escrow trust established with Land Title Guarantee Company, 772 Whalers Way #100 Fort Collins, CO  80525 (the “Title Insurer”) as earnest money hereunder the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Initial Deposit”).  In the event that Purchaser fails to timely deposit the Initial Earnest Money with the Title Insurer, this Agreement, at Seller’s option, shall be of no force and effect.  The Earnest Money (hereinafter defined) shall at all times prior to Closing be invested in United States treasury obligations or such other interest bearing accounts or securities as are approved by Purchaser and Seller in writing; all interest earned on the Earnest Money shall be administered, paid or credited (as the case may be) in the same manner as the Earnest Money and, when credited to the escrow account shall constitute additional Earnest Money.  At the closing of the purchase and sale of the Property contemplated by this Agreement (the “Closing”), Purchaser shall receive a credit against the Purchase Price for the Earnest Money.  If Purchaser does not terminate this Agreement pursuant to Section 7(b), Purchaser shall deposit with Title Insurer an additional amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), as additional earnest money, prior to the expiration of the Due Diligence Period (the “Second Deposit” and together with the Initial Deposit, the “Earnest Money”).

(b) As of the Contract Date, there exists a mortgage loan in the original principal amount of $10,500,000.00 (the “Existing Loan”) that encumbers the Property.  The current holder of the documents evidencing and securing the Existing Loan (collectively, the “Existing Loan Documents”) is NorthMarq Capital, as Sub-Servicer for Berkadia Commercial Mortgage, LLC, as Master Servicer, for Wells Fargo Bank NA, as Trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 (the "Existing Lender").  To accommodate Seller’s structuring needs, Purchaser (or an affiliate designated by Purchaser) shall, on the date that is thirty (30) days after the expiration of the Due Diligence Period (the “Initial Closing Date”), provided that all Loan Conditions Precedent (defined below) have been fulfilled or have been waived in writing by the respective party entitled to waive same, extend a new mortgage loan to Seller (the “Buyer Loan”) to refinance, in full, the Existing Loan.  The principal amount of the Buyer Loan shall not exceed the outstanding principal balance of the Existing Loan (plus interest that accrues in the month in which the Initial Closing Date occurs), but in any event shall not exceed $9,771,213, and the Buyer Loan shall accrue interest at six percent (6%) per annum and shall not

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amortize. Seller shall make monthly interests payments but shall not otherwise have the right to prepay the Buyer Loan, and the principal balance of the Buyer Loan, together with all accrued interest (if any), shall be payable on the Final Closing Date (as defined in Section 10 below)1. In connection with the Buyer Loan, Seller (and, as applicable, its credit-worthy affiliate) shall deliver to Purchaser (or its affiliate) all customary loan documents requested by Purchaser, including a note, deed of trust, assignment of leases and rents, assignment of Property contracts, UCC financing statements, account control agreement, pledge agreement, non-recourse carve-out guaranty and environmental indemnity (collectively, the “Buyer Loan Documents”). The Buyer Loan Documents shall be prepared by Purchaser and reasonably approved by Seller prior to the expiration of the Due Diligence Period. In the event the Buyer Loan Documents are not approved by Seller in its sole and absolute discretion prior to the Due Diligence Period, this Agreement shall be terminated and the deposit returned to Purchaser. As used herein, the term “Loan Conditions Precedent” shall mean (i) receipt by Purchaser of an executed payoff letter from Existing Lender that is acceptable to Purchaser in its sole and absolute discretion, (ii) execution and delivery of the Buyer Loan Documents by Seller and its credit-worthy affiliates, as applicable, (iii) release of the deed of trust, financing statements and similar instruments securing the Existing Loan that are recorded against the Premises, and termination of all other Existing Loan Documents, (iv) recordation of the deed of trust securing the Buyer Loan in the appropriate jurisdiction, (v) Purchaser’s receipt of the Required Estoppels, (vi) this Agreement shall not have been previously terminated pursuant to any provision hereof, (vii) Seller shall cause to be delivered to Purchaser a lender’s standard coverage title insurance policy (the “Loan Policy”), issued by Title Insurer, dated as of the Initial Closing Date, in the full amount of the Buyer Loan and insuring the Buyer Loan as a first priority lien against the Premises, the form of which shall be ALTA Loan Policy (6-17-06) (or other form required or promulgated pursuant to applicable state insurance regulations), subject only to the Permitted Exceptions (defined below), at Seller’s sole expense (including any endorsements requested by Purchaser), (viii) all representations and warranties of Seller in this Agreement shall be true and correct in all material respects, (ix) receipt by Purchaser of evidence of Property insurance that is reasonably acceptable to Purchaser, (x) Purchaser’s receipt of an executed side letter agreement, between Seller, Purchaser and Waterbury Properties, as property manager of the Property (“Property Manager”), governing the interim management of the Property by Property Management from the Initial Closing Date until the Final Closing Date, the form of which shall be prepared by Purchaser and reasonably approved by Seller prior to the expiration of the Due Diligence Period, consistent with the terms and conditions described in Section 6(f), (xii) Purchaser’s receipt of evidence of termination of any existing leasing agreements affecting the Property, at no cost, liability or expense to Purchaser, (xiii) execution and delivery of a new leasing agreement with Sullivan Hayes, the form of which shall be prepared by Purchaser and reasonably approved by Seller prior to the expiration of the Due Diligence Period, (xiv) Purchaser’s receipt of customary corporate documents evidencing Seller’s authority to borrow the Buyer Loan and consummate the transactions contemplated by the Buyer Loan Documents, (xv) no Material Damage or Material Condemnation has occurred and (xvi) recordation of the PSA Memorandum pursuant to Section 22(n).

________________________
1NTD:  The Buyer Loan Documents will have an extension option for 90 days if the closing doesn’t occur on the Final Closing Date.

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(c) The Purchase Price, less a credit for the Earnest Money, less a credit for the Buyer Loan (including all accrued interest, if any), and plus or minus pro-rations and adjustments as set forth in Section 17 hereof, shall be paid by Purchaser to Seller by wire transfer of immediately available federal funds into escrow with Title Insurer prior to 2:00 p.m. Chicago time on the Final Closing Date.  Purchaser shall receive a credit for the Buyer Loan provided that Purchaser (or its affiliate) holds the note evidencing the Buyer Loan and the Buyer Loan is deemed satisfied in full at Closing.

In the event that any of the Loan Conditions Precedent shall not have been fulfilled on or before the Initial Closing Date, then subject to the provisions of Section 18(b) hereof, Purchaser may elect, upon notice to Seller, to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

6. Representations, Warranties, Covenants and Estoppels.

(a) Seller’s Representations and Warranties.  As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser as follows:

(1) Organization and Authority.  Seller has been duly organized and is validly existing as a Wyoming limited liability company.  Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein.  The persons signing this Agreement on behalf of Seller are authorized to do so.  This Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(2) Conflict.  There is no agreement to which Seller is a party or, to Seller’s Knowledge, binding on Seller or the Property which is in conflict with this Agreement or which would limit or restrict the timely performance by Seller of its obligations pursuant to this Agreement.

(3) Litigation.  There are no (i) actions, suits or proceedings pending, or, to Seller’s Knowledge, threatened against Seller or (ii) outstanding orders or unsatisfied judgments from any governmental authority binding upon Seller, which (x) if adversely determined, would adversely affect the Property, or (y) challenges or impairs Seller’s ability to execute, deliver or perform this Agreement or consummate the transaction contemplated hereby.
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(4) Notice of Violations.  Seller has received no written notice that either the Premises or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.

(5) Withholding Obligation.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”).

(6) Condemnation.  Except for any condemnation proceedings which Seller has not yet been served with process, there are no pending or, to Seller’s Knowledge, threatened condemnation or similar proceedings affecting the Premises or any part thereof.

(7) Leases.  Except for those tenants in possession of the improvements under Leases for space in the Improvements, as shown in the rent roll attached hereto as Exhibit H (which is true, correct and complete), there are no other tenants in possession of, or claiming any possession to, any portion of the Property.  Except as otherwise set forth on Exhibit H, (A) to Seller’s Knowledge, all of the Leases are in full force and effect in accordance with their respective terms; (B) no tenant, other than Victory Outreach Church, under any Lease is more than thirty (30) days in arrears in the payment of rents under its Lease; (C) no tenant has paid rent more than thirty (30) days in advance except in the ordinary course in accordance with the terms of any such tenant’s Lease; and (D) there are no tenant inducement costs payable to or for the benefit of any tenant under the Leases, nor is any tenant entitled to any free rent or abated rent.  The copies of the Leases delivered to Purchaser by Seller (or its representatives) prior to the Contract Date are true, correct and complete copies of such Leases. There are no oral understandings or side agreements with any tenant under any Lease that has not been reduced to writing and which is not set forth among the Leases.  To Seller’s Knowledge, neither Seller nor any other party to any Lease is in material breach thereof or material default thereunder.  During the twelve (12) months prior to the Contract Date, Seller has not given to, and has not received from, any tenant under any Lease any written notice of a default that has not subsequently been cured.

(8) Security Deposits.  Exhibit H sets forth a list of all of the security deposits under the Leases in effect as of the Contract Date, which list is true, correct and complete.

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(10) Environmental Matters.  To Seller’s Knowledge, except for the matters set forth in the environmental reports delivered by Seller to Purchaser, and except for reasonable quantities of Hazardous Materials that are typically used, stored or sold in retail shopping centers, the Property is not now and has not ever been used for the purpose of disposal of, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing or transporting any Hazardous Materials, there are no Hazardous Materials in, on or under the Property (other than gas and oil extraction by Mineral Resources or its assignee) and the Property is not in material violation of any Environmental Laws.  “Hazardous Material” means any substance, material or waste that is regulated, classified or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic," "radioactive" or words of similar meaning or effect, including petroleum and its by-products, asbestos, and polychlorinated biphenyls.  “Environmental Law” means any United States federal, state or local statute, regulation or ordinance currently in effect or as in effect as of the Final Closing Date relating to the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), as to each, as amended, and the regulations promulgated pursuant thereto and as each is in effect on and as interpreted on the date of this Agreement or the Final Closing Date.

(11) OFAC; Prohibited Person.  Neither Seller nor any of Seller’s affiliates, nor, to Seller’s Knowledge, any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement, is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” or “blocked person” (each, a “Prohibited Person”) (which lists can be accessed at the following web address:  http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes.

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(12) ERISA.  Seller is not (and, throughout the period transactions are occurring pursuant to this Agreement, will not be) an entity deemed to hold plan assets of any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or “plan” as defined in and subject to Section 4975 of the Code pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.  None of the transactions contemplated by this Agreement are in violation of any statutes applicable to Seller that regulate investments of, and fiduciary obligations with respect to, governmental plans and that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.  As used herein, “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

(13) Construction Projects.  Exhibit E sets forth a list of all current construction projects which are ongoing at the Premises as of the Contract Date, including the budgeted cost of each such project and the amount spent as of the Contract Date in connection with each such project.

(14) Leasing Commissions.  To Seller’s Knowledge, (i) there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to any Leases other than the agreements disclosed in Exhibit J, and (ii) there are no agreements currently in effect relating to the management or leasing of the Property other than the agreements disclosed in Exhibit J.  Except as disclosed in Exhibit J, Seller has paid in full all leasing commissions and brokerage fees accrued or due and payable under all commission agreements or Leases.

(15) Service Contracts.  Exhibit I attached hereto sets forth a true, correct and complete list of all contracts relating to the Property, other than the Leases.  To the Seller’s Knowledge, (i) all such contracts are in full force and effect, (ii) Seller is not in material breach of, or material default under, any such contract, (iii) no other party to any such contract is in material breach thereof or material default thereunder; and (iv) during the twelve (12) months prior to the Contract Date, Seller has not received any written notice from any Person asserting that Seller is in material default under any such contract (which default remains uncured).

(16) Financial Statements.  Seller has made or will make available to Purchaser (a) an unaudited consolidated balance sheet of the Seller as of December 31, 2013 and an unaudited consolidated statement of income for the Seller for the twelve (12) month period then-ended, and (b) an unaudited consolidated balance sheet of the Seller as of September 30, 2014 and an unaudited consolidated statement of income for the Seller for the three (3) month period then-ended (collectively, the “Financial Statements”). The Financial Statements fairly present in all material respects the financial condition and the results of operations of the Seller (and the Property) as of the end of and for the periods presented.

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           (17) Insurance.  Each insurance policy maintained by Seller with respect to the Property is in full force and effect and all premiums due thereunder have been paid.  No notice has been received from the insurance company which issued any of such policies, or from any agent, stating in effect that such policy will not be renewed or will be renewed at a higher premium than is presently payable therefor, and, to Seller’s Knowledge, there are no defects or inadequacies in any portion of the Property which, if not corrected, would result in termination of insurance coverage or increase in the cost thereof.

For purposes of this Section 6(a), the term “Seller’s Knowledge” means the actual knowledge of John G. Waterbury, without imposing any personal liability upon such persons, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other officer, director, agent, manager, member, representative, employee or advisor of Seller.

(b) Purchaser’s Representations and Warranties.  As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller as follows:

(1)  Organization and Authority.  Purchaser has been duly organized and is validly existing as a limited liability company formed under the laws of the State of Colorado.  Purchaser has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries and undertakings contemplated herein or hereby.  The persons signing this Agreement on behalf of each Purchaser are authorized to do so.  This Agreement and all of the documents to be delivered by Purchaser at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.  There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement.  There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(2) OFAC; Prohibited Person.  Neither Purchaser nor any person that owns an interest in Purchaser (each, a "Purchaser Party"), nor, to Purchaser's actual knowledge, any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement, is or will be (a) knowingly (after reasonable inquiry) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes.  Each of the representations and warranties of Purchaser in this paragraph (2) are based solely on written disclosures made to Parent Company and its affiliates by direct and indirect investors in Purchaser.

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(c) Representation and Warranties Prior to Closing.  The continued validity in all respects of the representations and warranties in Sections 6(a) and 6(b) shall be a condition precedent to the obligation of the party to whom the representation and warranty is given to close this transaction.  If any of Seller’s representations and warranties shall not be true and correct at any time on or before the Closing whether not true and correct as of the date of this Agreement or whether any change in facts or circumstances has made the applicable representation and warranty no longer true and correct, and regardless as to whether Purchaser becomes aware of such fact through Seller’s notification or otherwise, then Purchaser may, at Purchaser’s option, exercised by written notice to Seller (and as its sole and exclusive remedy), either (i) proceed with this transaction, accepting the applicable representation and warranty as being modified by such subsequent matters or knowledge and waiving any right relating thereto, if any, or (ii) terminate this Agreement and declare this Agreement of no further force and effect and in which event the Earnest Money shall promptly be returned to Purchaser and Seller shall have no further liability hereunder by reason thereof.

(d) Covenants of Seller.  Seller covenants and agrees that, unless consented to in writing by Purchaser (which consent may be withheld by Purchaser in its sole and absolute discretion, unless a different approval standard is indicated below) during the period from the date of this Agreement through and including the Final Closing Date:

(1) Seller will timely perform each of its obligations under the Leases.

(2) Seller will use, own and operate the Property in substantially the same manner as currently conducted, including maintenance of current (or substantially comparable) property and liability insurance policies.

(3) Other than Leases (which are addressed in clause (6) below), Seller shall not (A) enter into any new contract, (B) amend, modify, terminate or cancel any existing contract, or (C) grant any consent under, or waive any provisions of, any contract, in each case without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Due Diligence Period, but which consent may be withheld in Purchaser's sole and absolute discretion after the expiration of the Due Diligence Period; provided, that (x) Purchaser shall not have the right to disapprove any consent or approval that Seller is not entitled to withhold under a contract, (y) prior to the expiration of the Due Diligence Period, any Purchaser consent or approval requested by Seller pursuant to this clause (3) shall be deemed to have been given if Purchaser shall fail to respond to such request within three (3) business days after its receipt of written request therefor from Seller and (z) with respect to any new contract, if the same is capable of being terminated upon thirty (30) days or less notice without payment of any penalty or premium, Purchaser’s consent shall not be required.  On or before the expiration of the Due Diligence Period, Purchaser shall notify Seller in writing if Purchaser elects not to assume at Closing any of the service, maintenance, supply or other contracts relating to the operation of the Property which are identified on Exhibit I attached hereto.  If Purchaser does not exercise its right to terminate this Agreement pursuant to Section 7(b), Seller shall give notice of termination of such disapproved contract(s) to the respective counterparties under such contracts at no cost or expense to Purchaser.

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(4) Seller shall not remove any Personal Property from the Premises except as may be required for necessary repair or replacement, and in the event of such replacement, the replacement shall be of materially equal or better quality and quantity as existed as of the time of its removal.

(5) Seller shall not do anything, nor authorize anything to be done, which would adversely affect the condition of title as shown on the Title Commitment as of the expiration of the Due Diligence Period.

(6) Seller shall not (A) enter into any new Lease, (B) amend, modify, terminate or cancel any existing Lease, or (C) grant any consent under, or waive any provisions of, any Lease, in each case without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Due Diligence Period, but which consent may be withheld in Purchaser's sole and absolute discretion after the expiration of the Due Diligence Period; provided, that (x) Purchaser shall not have the right to disapprove any consent or approval that Seller is not entitled to withhold under a Lease and (y) prior to the expiration of the Due Diligence Period, any Purchaser consent or approval requested by Seller pursuant to this clause (6) shall be deemed to have been given if Purchaser shall fail to respond to such request within three (3) business days after its receipt of written request therefor from Seller.

(7) Seller shall not transfer, issue, sell or dispose of any direct or indirect ownership or beneficial interests in Seller, and shall not permit the transfer, issuance, sale or disposition of any direct or indirect ownership or beneficial interests in Seller.  Seller shall not grant direct or indirect options, warrants, calls or other rights to purchase or otherwise acquire any direct or indirect ownership interests in Seller or permit such grant or acquisition.

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(8) Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property.

(9) Seller shall not effect any liquidation, dissolution, recapitalization, reclassification or like change in the capitalization of Seller or enter into any merger or consolidation with any person.

(10) Seller shall not amend its corporate organizational documents.

(11) Seller shall not incur any indebtedness for borrowed money (other than the Buyer Loan) or make any loans.

(12) Seller shall not acquire any material properties or assets.

(13) Seller shall not initiate or settle any legal action or proceeding, other than settlements involving the payment of cash (and no ongoing restrictions that would affect the Property after Closing) for which Purchaser shall bear no financial responsibility.

(14) Seller shall use commercially reasonable efforts to obtain from tenants under the Leases any subordination, non-disturbance and attornment agreements (each, an “SNDA”) that may be required by Purchaser’s lender.  Notwithstanding the foregoing, the parties agree that procurement of any or all of the SNDAs that may be reasonably required by Purchaser’s lender shall not be a condition precedent to Purchaser’s obligation to close.

(15) Seller shall pursue completion of all construction projects at the Property, and after the Contract Date, Seller shall not commence any new material construction projects without first obtaining Purchaser’s prior written consent, unless required by the Leases.

(e) Estoppels.

(1) It shall be a condition precedent to Purchaser’s obligation to make the Buyer Loan and subsequently consummate the Closing that Purchaser receive and reasonably approve (i) tenant estoppel certificates from the Major Tenants (hereinafter defined) and such additional tenants under Leases that, exclusive of Major Tenants, occupy at least 75% of the remaining leased square footage of the Property (each individually, a “Tenant Estoppel” and collectively, the “Required Tenant Estoppels”), on the form of the Tenant Estoppel certificate attached as Exhibit K-1 or on the form promulgated by the tenant (if a national tenant) or required by the applicable Lease, and (ii) estoppel certificates from each person that is subject to a reciprocal easement and operating agreement (or similar agreement) (each, an “REA”) affecting the Property (each, an “REA Estoppel” and collectively, the “Required REA Estoppels”), on the form of the REA Estoppel certificate attached as Exhibit K-2 or on the form required by the applicable REA.  All Required Tenant Estoppels and Required REA Estoppels (collectively, the “Required Estoppels”) shall be dated after the date of this Agreement (but not more than one (1) monthly pay period prior to the Initial Closing Date and the Final Closing Date, as applicable), in the form prescribed by this Section 6(e).

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(2) As used herein, the “Major Tenants” shall mean King Soopers, Big Lots, Conditioning Spa, Ben’s Furniture, Ace Hardware and Jo Ann Fabrics.  Notwithstanding the foregoing, and except as otherwise provided below, if despite Seller’s commercially reasonable efforts, Seller is unable to obtain a Tenant Estoppel with respect to any tenants other than Major Tenants, Seller may, for purposes of satisfying the 75% threshold above, elect to deliver to Purchaser at Closing an estoppel certificate executed by Seller (a “Seller Estoppel”) with respect to such tenants for up to 10% of such other Leases, which Seller Estoppel shall be on the same form as the Required Tenant Estoppels but executed to Seller’s Knowledge, and each Seller Estoppel shall be counted toward the Required Tenant Estoppels.

(3) Purchaser shall have five (5) business days after receipt of any Required Estoppel to disapprove of such Required Estoppel; it being understood that if Purchaser does not timely disapprove of any Required Estoppel within such five (5) business day period, then Purchaser shall be deemed to have approved such Required Estoppel.  If Purchaser does not receive the Required Estoppels on or before the Initial Closing Date (and, if Purchaser does not receive updated Required Estoppels on or before the Final Closing Date, as applicable), Purchaser may either (i) terminate this Agreement in writing delivered to Seller on or before the Initial Closing Date (or the Final Closing Date, as applicable), in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement, or (ii) waive the foregoing condition precedent and proceed with the Closing (or the Buyer Loan, as applicable).

(f) Interim Property Management.  The Property is currently managed by Property Manager pursuant to the terms of that certain Property Management Agreement, dated July 1, 2003, between Seller and Property Management (as amended and extended, the “Property Management Agreement”).  In consideration of Purchaser’s agreement to have Property Manager continue as property manager during the period between the Initial Closing Date and the Final Closing Date, prior to the expiration of the Due Diligence Period, Seller, Purchaser and Property Manager shall enter into a side letter agreement which shall, among other things, address the following matters relating to property management at the Property:

(1) Property Manager shall no longer act as leasing agent for the Property, and shall not receive any leasing fees, commissions and/or override payments in connection with any new leases, or amendments, extensions or expansions of existing leases, at the Property (other than the automatic lease extension by Burger King); additionally, other than the base monthly Management Fee (as defined in the Property Management Agreement), no other fees, commissions or compensation shall be paid by Seller to Property Manager (except travel expenses to the Property);

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(2) Property Manager, for itself and its affiliates, agrees that it shall not solicit or encourage any tenants at the Property to enter into any lease of retail space in any other property which is owned or managed by Property Manager, or any Affiliate of Manager;

(3) On the Initial Closing Date, Seller and Purchaser shall have approved the Annual Budget (as defined in the Property Management Agreement) and all other capital improvement projects (and budgets relating thereto); Property Manager shall operate, manage and maintain the Property in strict compliance with the Annual Budget, and shall obtain the consent and approval of Seller and Purchaser for all deviations, re-allocations or amendments to such Annual Budget in excess of $5,000, per line-item, or $25,000 in the aggregate;

(4) Property Manager shall continue to use its best efforts to collect all payments from tenants under Leases and immediately deposit such collections into an operating account pursuant to the terms of the Buyer Loan Documents;

(5) All information and reports delivered by Property Manager to Seller pursuant to the Property Management Agreement, together with all information reasonably requested by Purchaser from time to time, shall be simultaneously delivered by Property Manager to Purchaser; and

(6) Any default by Property Manager under this side letter shall constitute an immediate event of default under the Buyer Loan Documents and this Agreement.

7. Due Diligence Period.

(a) Purchaser shall have a period ending at 5:00 p.m Chicago time on the date which is thirty (30) days after the Contract Date (the “Due Diligence Period”), i.e. December 10, 2014, to examine, inspect, and investigate the Property and, in Purchaser’s sole judgment and discretion, to determine whether Purchaser wishes to, proceed to purchase the Property. Purchaser may terminate this Agreement for any reason or no reason by giving written notice of such termination to Seller on or before the expiration of the Due Diligence Period. If this Agreement is terminated pursuant to this Section 7(b), the Earnest Money shall be immediately refunded to Purchaser, and neither party shall have any further liability or obligation to the other under this Agreement except for the indemnity provisions set forth in Section 7(c) of this Agreement and any other provision of this Agreement that is expressly intended to survive the termination of this Agreement.  If Purchaser does not timely elect to terminate this Agreement, then Purchaser shall be deemed to have elected to proceed to purchase the Property and this Agreement shall continue in full force and effect.  If Purchaser elects to proceed (or is deemed to have elected to proceed) to purchase the Property, then except as otherwise expressly provided in this Agreement, the Earnest Money shall be non-refundable.

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(c) Subject to the rights of tenants under the Leases, Purchaser shall have reasonable access to the Premises for the purpose of conducting on a non-destructive basis, surveys, architectural, engineering, non-invasive geo-technical and environmental inspections and tests, and any other inspections, studies, or tests reasonably required by Purchaser.  Purchaser shall give Seller not less than twenty-four (24) hours prior telephonic notice before entering onto the Premises to perform inspections or tests, and in the case of tests (i) Purchaser shall specify to Seller the precise nature of the test to be performed, and (ii) Seller may require, as a condition precedent to Purchaser’s right to perform any such test, that Purchaser deliver Seller evidence of public liability and other appropriate insurance naming Seller as an additional insured thereunder.  Such examination of the physical condition of the Premises may include an examination for the presence or absence of hazardous or toxic materials, substances or wastes (collectively, “Hazardous Materials”), which shall be performed or arranged by Purchaser at Purchaser’s sole expense.  Such examination shall be limited to non-invasive, non-destructive methods, and no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion.  Purchaser shall keep the Premises free and clear of any liens arising from Purchaser’s test and inspections at the Property and will indemnify, defend and hold Seller and the Seller Related Parties (defined below) harmless from and against all losses, costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and court costs) related to injury to persons or damage to property asserted against or incurred by any of such parties as a direct result of any such entry by, or tests and inspections of, Purchaser, its agents, employees or representatives.  If any inspection or test disturbs the Premises and Purchaser does not acquire the Property, Purchaser will restore the Premises to substantially the same condition as existed immediately prior to any such inspection or test.  Except with Seller’s prior written consent, which consent will not be unreasonably be withheld, conditioned or delayed, Purchaser shall not contact tenants under any Leases at the Property. Any Proprietary Information provided to Purchaser by Seller with respect to the Premises shall be subject to the provisions of Section 7(d) of this Agreement.  The obligations of Purchaser under this Section 7(c) shall survive the termination of the Agreement.

(d) Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser’s inspection rights; and (b) all other non-public information regarding the Property of whatsoever nature made available to Purchaser by Seller or Seller’s agents or representatives (collectively, the “Proprietary Information”) is confidential and shall not be disclosed to any other person except those assisting Purchaser with the transaction, or Purchaser’s lender, if any, and then only upon Purchaser making such persons aware of the confidentiality restriction (in which event Purchaser shall be responsible for such person’s breach of such confidentiality restrictions, as if such breach were committed by Purchaser), or as otherwise required by applicable law.  Purchaser agrees not to use or allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if Closing is consummated, in connection with the operation of the Property post-Closing.  Further, if the purchase and sale contemplated hereby fails to close for any reason other than a Seller default, Purchaser agrees to return to Seller, or cause to be returned to Seller, all Proprietary Information (except to the extent Purchaser is required to retain any such Proprietary Information for legal, regulatory or compliance purposes).  Notwithstanding any other term of this Agreement, the provisions of this Section 7(d) shall survive Closing or the termination of this Agreement for a period of one (1) year.

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8. As Is Sale; Release.

(a) By Closing this transaction, Purchaser will be deemed to have acknowledged and agreed that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Purchaser’s choosing, including, without limitation:

(1) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

(2) The physical condition of the Premises, including, without limitation, the interior, the exterior, the structure, the paving, the utilities, environmental and all other physical and functional aspects of the Premises.

(3) Any easements and/or access rights affecting the Premises, whether reflected in the Title Commitment, the Survey or in any other survey obtained by or delivered to Purchaser.

(4) The Leases and all matters in connection therewith, including, without limitation, the ability of the tenants thereunder to pay the rent.

(5) Any other documents or agreements of significance affecting the Property and furnished to Purchaser.

(b) PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PREMISES ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 6(a) OR 20 OF THIS AGREEMENT, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION:  (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PREMISES, INCLUDING, BUT NOT LIMITED TO THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PREMISES, (IV) THE DEVELOPMENT POTENTIAL OF THE PREMISES, AND THE PREMISES’ USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PREMISES FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PREMISES OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PREMISES, (VI) THE COMPLIANCE OF THE PREMISES OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PREMISES OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PREMISES, (IX) THE LEASES AND ANY OTHER AGREEMENTS AFFECTING THE PREMISES AND (XI) THE ECONOMICS OF ANY PAST OR FUTURE OPERATIONS OF THE PROPERTY.

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(c) WITHOUT LIMITING THE ABOVE, PURCHASER ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER, SELLER’S SHAREHOLDERS, AGENTS, INVESTMENT ADVISORS AND AFFILIATES AND THE MEMBERS, PARTNERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY, THE “SELLER RELATED PARTIES”), FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTION 6901, ET SEQ.), THE RESOURCES CONVERSATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901, ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 1251, ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTION 1401, ET SEQ.), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801, ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTION 2601, ET SEQ.), ANY SIMILAR ENVIRONMENTAL STATE OR LOCAL STATUTES, REGULATIONS, RULES OR REQUIREMENTS, AND ANY FEDERAL, STATE OR LOCAL ENVIRONMENTAL STATUTES, REGULATIONS, RULES OR REQUIREMENTS RELATING TO TOXIC MOLDS.  THE PROVISIONS OF THIS SECTION 8(c) SHALL SURVIVE CLOSING AND SHALL NOT BE MERGED INTO THE CLOSING DOCUMENTS.

9. Survival of Representations, Warranties and Covenants after Closing; Limitation of Seller’s Liability.  All representations, warranties and covenants of Seller in this Agreement (and in any document or agreement entered into in connection with this Agreement) shall survive the Closing for a period of twelve (12) months after Closing (the “Limitation Period”).

(a) Purchaser shall provide actual written notice to Seller of any breach of any of Seller’s warranties or representations or covenants of which Purchaser acquires knowledge, through any means, at any time after the Final Closing Date but prior to the expiration of the Limitation Period, and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach is susceptible of cure but cannot reasonably be cured within thirty (30) days, an additional reasonable time period required to effect such cure so long as such cure has been commenced within such thirty (30) days and diligently pursued.  If Seller fails to cure such breach after actual written notice and within such cure period (as extended), Purchaser’s sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within three (3) months after the expiration of the Limitation Period.

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(b) Notwithstanding anything in this Section 9 to the contrary, (i) Purchaser shall not be entitled to make a claim against Seller for a violation of the representations, warranties, and covenants unless the amount of damages to Purchaser equals or exceeds

Twenty Five Thousand Dollars ($25,000) in any one instance and (ii) the cumulative, maximum amount of liability that Seller shall have to Purchaser for breaches of the representations, warranties and covenants under this Agreement and in any document executed by Seller in connection with this Agreement shall not exceed One Million Fifty Thousand and No/100 Dollars ($1,050,000).

10. Closing.  The Closing shall be accomplished through the escrow referred to in this Section 10, and shall take place on May 28, 2015 (the “Final Closing Date”), provided that all conditions precedent to the Closing have been fulfilled or have been waived in writing by the respective party entitled to waive same.  On or prior to the date set for Closing under this Agreement, the parties shall establish the usual form of deed and money escrow with Title Insurer.  Counsel for the respective parties are hereby authorized to execute the escrow trust instructions as well as any amendments thereto.

11. Conditions to Purchaser’s Obligation to Close.

(a) Purchaser shall not be obligated to proceed with the Closing unless and until each of the following conditions has been either fulfilled or waived in writing by Purchaser:

(1) This Agreement shall not have been previously terminated pursuant to any provision hereof;

(2) Purchaser receives updated Required Estoppels as contemplated by Section 6(e);

(3) Seller shall be prepared to deliver or cause to be delivered to Purchaser all items to be delivered to Purchaser at the Closing pursuant to Section 14, Section 16 or any other provision of this Agreement; and

(4) No Seller (i.e. borrower) default exists under the Buyer Loan Documents.

(b) In the event that any of the foregoing conditions shall not have been fulfilled on or before the Final Closing Date, then subject to the provisions of Section 18(b) hereof, Purchaser may elect, upon notice to Seller, to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

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12. Conditions to Seller’s Obligation to Close.

(a) Seller shall not be obligated to proceed with the Closing unless and until each of the following conditions has been fulfilled or waived in writing by Seller:

(1) Purchaser shall be prepared to deliver to Seller all items to be delivered to Seller at the Closing pursuant to Section 15 and Section 16 or any other provision of this Agreement; and

(2) This Agreement shall not have been previously terminated pursuant to any provision hereof.

(b) In the event that any of the foregoing conditions shall not have been fulfilled on or before the time for Closing hereunder, then Seller may elect, upon notice to Purchaser, to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

13. Title Insurance.  Within five (5) days after the Contract Date, Seller shall deliver to Purchaser (i) a commitment for the Loan Policy described in Section 5(c) above from Title Insurer, as Order No. FCC25125938 (970)-282-3649, and a commitment for the Title Policy described in Section 13(b) below (collectively, the “Title Commitment”), together with all of the underlying documentation described in such Title Commitment and (ii) Seller’s most recent survey of the Premises dated October 15, 2014 and performed by Point Consulting, LLC (the “Survey”).

(a) Seller, at its sole expense (other than the cost of any endorsements requested by Purchaser, which shall be paid by Purchaser pursuant to Section 19 hereof), shall cause to be delivered to Purchaser at Closing an owner’s standard coverage title insurance policy (the “Title Policy”) issued by Title Insurer, dated the day of Closing, in the full amount of the Purchase Price, the form of which shall be ALTA Owner’s Policy (6-17-06) (or other form required or promulgated pursuant to applicable state insurance regulations), subject only to the Permitted Exceptions (defined below). The Title Policy may contain any endorsements reasonably requested by Purchaser; provided, that if the Title Insurer is unable to provide any of the foregoing endorsements to Purchaser’s Title Policy, Purchaser shall nevertheless be obligated to proceed to the Closing of the transactions contemplated by this Agreement.

(b) Prior to the expiration of the Due Diligence Period, Purchaser shall review title to the Premises as disclosed by the Title Commitment and the Survey, and satisfy itself as to the availability from the Title Insurer of the Loan Policy, the Title Policy and all requested endorsements to the Loan Policy and the Title Policy.  Purchaser shall have the right, at its sole cost and expense, to obtain an update of the Survey at any time prior to the expiration of the Due Diligence Period.

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(c) Seller shall have no obligation to remove or cure title objections, except for (1) liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released on or prior to the Initial Closing Date (with respect to the Loan Policy) and on or prior to the Final Closing Date (with respect to the Title Policy), or affirmatively insured over by the Title Insurer, and (2) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Purchaser’s consent. Any additional title costs incurred by Seller in order to cause the Title Insurer to affirmatively insure any objectionable matters which Seller is obligated to cure shall be at Seller’s expense.  In addition, Seller will provide the Title Insurer with a customary ALTA statement, personal undertaking or owner’s affidavit (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to Seller, which will permit the Title Insurer to remove the standard “mechanics lien” and “GAP” exceptions.

(d) “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Purchaser or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitment that the Title Insurer has not agreed to insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; (4) real estate taxes and assessments assessed in the calendar year of Closing not yet due; (5) rights of tenants under the Leases as tenants only, without any options or other rights to purchase any portion of the Property; and (6) any liens created by the Buyer Loan Documents.

14. Items to be Delivered to Purchaser at Closing.  At Closing, Seller shall deliver or cause to be delivered to Purchaser each of the following instruments and documents:

(a) Deed.  The Deed, in the form attached hereto as Exhibit B.

(b) Bill of Sale.  The Bill of Sale covering the tangible Personal Property, in the form attached hereto as Exhibit C.

(c) The Title Policy.  The Title Policy, which may be delivered after the Closing if at the Closing the Title Insurer issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment after the Closing.

(d) Assignment of Leases.  The Assignment of Leases, in the form attached hereto as Exhibit  D.

(e) Assignment of Intangible Property.  The Assignment of Intangible Property covering the intangible Personal Property, in the form attached hereto as Exhibit G.

(f) Transfer Tax Declarations.  Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Seller or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

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(g) FIRPTA.  An affidavit, in the form attached hereto as Exhibit F, stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 7701(a)(30).

(h) Owner’s Affidavit.  The Owner’s Affidavit materials referred to in Section 13(c) above.

(i) State Affidavit.  A duly executed affirmation reasonably satisfactory to the Title Insurer or the purposes of satisfying the Title Insurer that the transaction is exempt from the withholding requirements of Colorado Revised Statutes, Section 39-22-604.5.

(j) Termination of Property Management.  Evidence of termination of any existing property management agreements affecting the Property, at no cost, liability or expense to Purchaser.

(k) Other Deliveries.  Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

15. Items to be Delivered to Seller at Closing.  At Closing, Purchaser shall deliver or cause to be delivered to Seller each of the following instruments, documents and amounts:

(a) Purchase Price.  The Purchase Price calculated pursuant to Section 5 hereof, subject to adjustment and proration as provided in Section 17 below.

(b) Transfer Tax Declarations.  Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Purchaser or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(c) Assignment of Leases.  A counterpart of the Assignment of Leases, in the form attached hereto as Exhibit D.

(d) Assignment of Intangible Property.   A counterpart of the Assignment of Intangible Property, in the form attached hereto as Exhibit G.

(e) Promissory Note.  The original note evidencing the Buyer Loan marked “PAID” and original deed of trust securing the Buyer Loan.

(f)  Other Documents.  Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

16. Documents to be Delivered by Seller and Purchaser at Closing.  At Closing, Purchaser and Seller shall deliver or cause to be delivered each of the following instruments and documents:

(a) Escrow Instructions.  Escrow instructions (as described in Section 10.

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(b) Settlement Statement.  A fully executed settlement statement approved by Purchaser and Seller.

(c) Notice to Tenants.  Duly executed notices to the tenant under the Leases.

17. Pro-rations and Adjustments.

(a) General.  The following shall be prorated as of the Final Closing Date and the Purchase Price shall be adjusted accordingly at Closing:  (a) Rents and any other amounts actually collected from tenants and other persons using or occupying the Property as of the Final Closing Date; (b) sewer charges, utility charges (utility charges shall be prorated based on the last reading of meters prior to Closing performed at Seller’s request, if possible) and normally prorated operating expenses actually billed or paid as of the Final Closing Date; and (c) amounts owed by Seller or paid under the service contracts described in this Agreement as of the Final Closing Date.  Within one (1) year after the Closing, Purchaser and Seller will make a further adjustment for such rents or charges which may have accrued or been incurred prior to the Final Closing Date, but not billed or paid at that date.  Purchaser shall for a period of ninety (90) days after Closing use commercially reasonable efforts (not to include commencing any eviction action or other litigation to collect such delinquency) to collect all rent or other amounts owed for the period prior to Closing.  All rent received by Purchaser or Seller after the Final Closing Date shall be applied first to current rentals, then to delinquent rents accruing in the month of Closing and then, to the extent the applicable tenant identifies such rent as attributable to the period prior to Closing, to delinquent rentals accruing prior to the Final Closing Date.  The agreements of Seller and Purchaser set forth in this Section 17 shall survive the Closing.

(b) Pass-Through Expenses.  Certain of the Leases contain tenant obligations to pay for taxes, common area expenses, operating expenses and/or additional charges for any other nature relating to the Property and/or certain portions thereof (collectively, the “Charges”).  Purchaser and Seller acknowledge and agree that Charges which Seller has heretofore collected from tenants at the Property for calendar year 2014 from January 1, 2014, through and including the Final Closing Date (“Seller’s Reconciliation Period”), have not yet been reconciled with the tenants to the extent Seller’s recovery of such expenses from the tenants for such period exceed or was less than the actual amount of such expenses for such period (the “Tenant Reconciliation”).  In connection with the Tenant Reconciliation, the parties agree that (a) within a reasonable time after Closing, Seller shall deliver to Purchaser the data reasonably supporting the Charges that Seller collected from the tenants during Seller’s Reconciliation Period and the amount of Charges actually paid by Seller during Seller’s Reconciliation Period, and (b) on or before March 31, 2015, Purchaser shall be responsible for preparing the final Tenant Reconciliation (subject to Seller’s reasonable approval with respect to Seller’s Reconciliation Period) strictly in accordance with the terms and conditions of the applicable Leases and, to the extent applicable, either reimbursing or billing tenants accordingly.  If the Tenant Reconciliation for Seller’s Reconciliation Period shows that amounts collected during Seller’s Reconciliation Period were more than the amount of charges actually paid by Seller during Seller’s Reconciliation Period, then Seller shall reimburse such tenant to the extent of any over-payment of such Charges actually received by Seller for Seller’s Reconciliation Period.  If it is determined that tenant has underpaid to Seller any portion of the Charges for Seller’s Reconciliation Period, Purchaser shall make good faith attempts to collect the amount of any under-payment of such Charges from such tenant, and shall, upon receipt, immediately deliver such amount to Seller.

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(c) Leasing Costs.  Leasing commissions, finder’s fees, and tenant improvement costs shall be paid in full by Seller for each Lease, or any amendment, extension or renewals of any Lease, executed by Seller prior to the Contract Date.  Leasing commissions, finder’s fees and tenant improvement costs and legal fees for Leases, or any amendment, extension or renewals of Leases, in each case executed by Seller or otherwise entered into on or after the Contract Date in accordance with Section 6(d)(6), shall be paid in full by Purchaser, and Purchaser shall reimburse Seller to the extent Seller has paid such leasing commissions, finder’s fees, tenant improvement costs and/or legal fees prior to Closing.  In connection with the foregoing, to the extent that Purchaser is responsible for paying a leasing commission that will be payable after Closing, then at Closing, Seller shall assign the rights and benefits, and Purchaser shall assume the obligations, under the brokerage agreements related to the commissions.

(d) Taxes and Assessments.  All non-delinquent real and personal property taxes, assessments and any other governmental or quasi-governmental impositions of any kind on or relating to the Property shall be prorated to the Final Closing Date based on the most recent and available assessed valuations, mill levies and taxes available; provided, however, if real or personal property taxes are estimated and not known, or supplemental taxes are assessed, then once known, after Closing, Seller and Purchaser promptly shall pay to the other any amount required as a result of such adjustments.  Prior to Closing, Seller shall pay all taxes and special assessments on the Property as and when they become due and prior to delinquency.  All assessments, for all special improvements installed and due and payable as of the Final Closing Date and any impact or similar fees imposed prior to the Final Closing Date shall, at Purchaser’s option, either be (i) paid by Seller at Closing, or (ii) credited against the Purchase Price.

(f) Construction Costs.  Purchaser shall receive a credit at Closing in an amount equal to 110% of the then-remaining unfunded construction costs based upon the budgeted costs set forth on Exhibit E.

(g) Other Deposits.  Seller shall be entitled to the return of all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Premises that have been provided by Seller or any of its affiliates, agents or advisors to any governmental agency, public utility or similar entity.  Purchaser shall be responsible for replacing and/or making any such required deposits.

(h) Pro-rations Method.  If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Final Closing Date, the day of Closing shall belong to Purchaser and all pro-rations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Final Closing Date.  If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Final Closing Date, then the day of Closing shall belong to Seller and such proration shall be made as of the end of the day that is the Final Closing Date.  In each such proration set forth above, the portion thereof applicable to periods beginning as of Closing shall be credited to Purchaser or charged to Purchaser as applicable and the portion thereof applicable to periods ending as of Closing shall be credited to Seller or charged to Seller as applicable.

CHI 65295724v7

18. Default; Termination.

(a) If Purchaser defaults in its obligation to (i) make the Buyer Loan or (ii) consummate the Closing, then provided Seller is not in default under this Agreement or the Buyer Loan Documents, Seller’s sole remedy shall be to terminate this Agreement by giving written notice thereof to Purchaser, whereupon the Earnest Money shall be retained by Seller as Seller’s sole and exclusive remedy, subject to the provisions of this Agreement that expressly survive a termination, including the right to collect attorneys’ fees and costs in any action to enforce this provision under Section 22(k) below; provided, that if such default occurs after the closing of the Buyer Loan, then Seller’s right to retain the Earnest Money shall be subject to Seller’s obligation to repay the Buyer Loan in full.

(b) If Seller defaults hereunder, then provided Purchaser is not in default, Purchaser may, at its sole election, either:

(1) Terminate this Agreement, whereupon the Earnest Money shall be promptly returned to Purchaser, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement; and

(2) Demand a prompt return of the Earnest Money, and assert and seek judgment against Seller for specific performance.

Provided that the foregoing shall be Purchaser’s sole and exclusive remedies, and the exercise of one of such remedies by Purchaser shall be deemed an election of remedies, and shall preclude Purchaser from the exercise of the other such remedy.  Notwithstanding the foregoing, if specific performance of Seller’s obligation to convey the Property is not available to Purchaser due to an intentional act of Seller, or if, upon the exercise of its right to specific performance, Purchaser would not receive substantially the benefit of its bargain due to an intentional act of Seller, then in either such case, in addition to terminating this Agreement and getting its Earnest Money returned, Purchaser may seek actual and documented out-of-pocket damages.  This Section 18(b) shall survive the Closing or termination of this Agreement.

19. Expenses.

(a) Seller.  Title insurance premiums for the Title Policy (except any endorsements Purchaser requests (including extended coverage) or any charges in connection with any loan policy required by Purchaser’s lender), prepayment, breakage or similar costs or expenses payable in connection with the payoff of the Existing Loan, the Loan Policy (including endorsements), all recording fees respecting the recordable Buyer Loan Documents, transfer taxes payable upon recording of the recordable Buyer Loan Documents, and one-half (½) of the escrow fee shall be borne and paid by Seller.

(b) Purchaser.  Any endorsements Purchaser requests for its Title Policy, any updates or additions to, or re-certifications of, the Survey, any charges in connection with any loan policy required by Purchaser’s lender, one-half (½) of the escrow fee, all recording fees respecting the Deed, transfer taxes payable upon recording of the Deed, and any other expenses incurred by Purchaser or its representatives in inspecting or evaluating the Property (including appraisals, environmental studies or engineering reports) shall be borne and paid by Purchaser.

CHI 65295724v7

(c) Other.  All other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with local custom.

20. Intermediaries.

(a) Purchaser and Seller acknowledge and agree that CBRE, Inc., on behalf of Seller (“Broker”) has acted as broker in connection with this transaction.  Upon Closing, Seller agrees to pay all brokerage commissions due to Broker per Seller’s separate agreement with Broker.

(b) Seller represents to Purchaser, and Purchaser represents to Seller, that except for Broker, there is no broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction.  Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party, which obligation shall survive Closing.

21. Destruction of Improvements.  If, prior to Closing, any of the improvements on the Premises are damaged or destroyed such that the cost of repair or replacement of such improvements is reasonably likely to exceed five percent (5%) of the Purchase Price, or would trigger the right of any Major Tenant to terminate its Lease (“Material Damage”) or a condemnation proceeding is commenced or threatened in writing by a governmental or quasi-governmental agency with the power of eminent domain which impairs the value of the Property by more than five percent (5%) of the Purchase Price, or would trigger the right of any Major Tenant to terminate its Lease (“Material Condemnation”), then:

(1) Purchaser may elect, within fourteen (14) days from and after said Material Damage, or notice of such Material Condemnation, by written notice to Seller, to terminate this Agreement, and if necessary the time of Closing shall be extended to permit such election.  In the event of an election to terminate, the Earnest Money shall be returned to Purchaser and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or

(2) In the event Purchaser does not timely elect to terminate pursuant to subsection (1) above, the transaction contemplated hereby shall be closed without a reduction in the Purchase Price, and Seller shall assign to Purchaser Seller’s rights in any insurance proceeds or Material Condemnation award to be paid to Seller in connection with such Material Damage or Material Condemnation, and, in the case of Material Damage, Seller shall pay (or credit) to Purchaser an amount equal to the deductible under Seller’s policy of casualty insurance and Seller shall execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items.  In such event, any title exception arising by reason of said damage, destruction or Material Condemnation shall be deemed a Permitted Exception.

CHI 65295724v7

(3) If, prior to Closing, any of the improvements on the Premises are taken, damaged or destroyed and such damage is not Material Damage or Material Condemnation, Purchaser shall remain obligated to close hereunder with no abatement in the Purchase Price.  At Closing, Seller shall assign to Purchaser Seller’s rights in any insurance or condemnation proceeds to be paid to Seller in connection with such damage or destruction, and Purchaser shall receive a credit against the Purchase Price in an amount equal to the deductible amount under Seller’s casualty insurance policy.

22. General Provisions.

(a) Entire Agreement.  This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.

(b) Amendments in Writing.  This Agreement may be amended only by a written memorandum subsequently executed by all of the parties hereto.

(c) Waiver.  No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party.  No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

(d) Time of the Essence.  Time is of the essence of this Agreement.  In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or legal holiday when banks are not open for business in Chicago, Illinois shall be deemed to refer to the next day which is not a Saturday, Sunday, or legal holiday when banks are open for business in Chicago, Illinois.

(e) Severability.  In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

(f) Headings.  Headings of sections are for convenience of reference only, and shall not be construed as a part of this Agreement.

(g) Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and successors, and assigns, provided, however, that this Agreement may not be assigned by Purchaser without the prior express written consent of Seller.  Notwithstanding the foregoing, Purchaser may assign this Agreement, upon not less than two (2) business days prior written notice, but without Seller’s consent, to an affiliated entity controlled by or under common control with Parent Company, in which case, upon the assumption by such assignee of the obligations of Purchaser hereunder, Purchaser shall be released from all of its obligations under this Agreement.

CHI 65295724v7

(h) Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, or sent by Federal Express, UPS or other recognized overnight courier service for next business day delivery, or sent by electronic mail or facsimile transmission, to the parties as follows:

If to Seller:

720 University LLC
1801 Oakland Blvd, Suite 310
Walnut Creek, CA  94596
Attn:  John G. Waterbury
Phone:     (925) 932-5300
Facsimile:  (925) 932-5820
Email: john@johnwaterbury.com

with copy to:

Clark Williams and Matsunaka, LLC
2881 No. Monroe Ave.
Loveland, CO  80539
Attn:  Randy L. Williams, Attorney at Law
Phone:     (970) 669-8668
Facsimile:  (970) 667-7524
Email: rlwatty1@mindspring.com

If to Purchaser:

c/o Alberta Development Partners, LLC
5750 DTC Parkway, Suite 210
Greenwood Village, CO 80111
Attn:  Donald G. Provost
Facsimile:  (303) 771-4086
Email:  dgp@albdev.com

CHI 65295724v7

with copy to:

Michael J. Baum
Greenberg Traurig LLP
77 W. Wacker Drive, Suite 3100
Chicago, Illinois  60601
Telephone: (312) 476-5043
Facsimile:  (312) 899-0414
Email: baumm@gtlaw.com

or to such additional or other persons, at such other address or addresses as may be designated by notice from Purchaser or Seller, as the case may be, to the other.  Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given and effective three (3) business days following posting in the United States mails.  Notices by electronic mail or facsimile shall be deemed given and effective upon the delivery thereof.  Notices by overnight courier shall be deemed given and effective on the first business day following the delivery thereof to Federal Express, UPS or another recognized overnight courier service.

(i) Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Colorado.

(j) Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument. Signatures to this Agreement transmitted by fax or electronic transmission shall be valid and effective to bind the parties so signing and transmitting.

(k) Attorneys Fees.  In the event of any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be paid all costs and expenses including its attorneys’ fees in such action or proceeding in such amount as the court may adjudge reasonable.  The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision.  If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

(l) Construction.  This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that the same has been prepared by Seller or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.  All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

CHI 65295724v7

(m) Reporting Obligations.  Seller and Purchaser hereby designate the Title Insurer to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991.  Seller, Purchaser and Title Insurer shall execute at Closing a Designation Agreement designating the Title Insurer as the reporting person with respect to the transaction contemplated by this Agreement.

(n) Recording of Agreement.  A memorandum of this Agreement (the “PSA Memorandum”) shall be recorded in the appropriate public records on the Initial Closing Date immediately prior to the closing of the Buyer Loan, the form of which is attached hereto as Exhibit L.

(o) Full Performance.  The delivery of the Deed by Seller and the delivery of possession of the Property to Purchaser, shall be deemed the full performance and discharge of every obligation on the part of the Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this Agreement to survive the Closing.

(p) 1031 Exchange.  Seller and/or Buyer may, for the purpose of treating all or part of its sale or acquisition of the Property as a like-kind exchange of property under Section 1031 of Code, assign certain rights that it has under this Agreement, including its right to sell or acquire the Property pursuant to this Agreement, to one or more qualified intermediaries, and to provide notice of such assignment to the other party, provided that no such assignment shall release the assigning party from its obligations hereunder and no such assignment shall delay the Closing hereunder.  The non-assigning party shall not incur any costs in connection with such exchange.  The assigning party agrees to save, indemnify, protect and defend the other party (with counsel reasonably satisfactory to such other party) from and against and hold the other party harmless from any and all expenses and/or liabilities arising from such assignment and exchange and the other party shall not be required to take title to any other property.  The provisions of this Section 22(p) shall survive the Closing.

[SIGNATURE PAGE FOLLOWS]

CHI 65295724v7

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date(s) set forth below to be effective as of the day and year first above written.

SELLER:

720 UNIVERSITY, LLC,
a Wyoming limited liability company

By: /s/ John G. Waterbury

Name:  John G. Waterbury

Its:  Manager

PURCHASER:

ALBERTA DEVELOPMENT PARTNERS, LLC,
a Colorado limited liability company

By: /s/ Donald G. Provost

Name:  Donald G. Provost

Its:  Manager

CHI 65295724v7

S-1

LIST OF EXHIBITS

EXHIBITS	DESCRIPTIONS
EXHIBIT A	LEGAL DESCRIPTION
EXHIBIT B	FORM OF DEED
EXHIBIT C	FORM OF BILL OF SALE
EXHIBIT D	FORM OF ASSIGNMENT OF LEASES
EXHIBIT E	CONSTRUCTION PROJECTS
EXHIBIT F	FORM OF FIRPTA AFFIDAVIT
EXHIBIT G	FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY
EXHIBIT H	LEASES/RENT ROLL/SECURITY DEPOSITS
EXHIBIT I	SERVICE CONTRACTS
EXHIBIT J	LEASING COMMISSIONS AND MANAGEMENT AGREEMENTS
EXHIBIT K-1	FORM OF TENANT ESTOPPEL
EXHIBIT K-2	FORM OF REA ESTOPPEL
EXHIBIT L	FORM OF MEMORANDUM OF PURCHASE AND SALE AGREEMENT

CHI 65295724v7

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

Lot 1, Suburban Subdivision,
City of Greeley, County of Weld,
State of Colorado

CHI 65295724v7	Exhibit A – Page 1

EXHIBIT B

FORM OF DEED

SPECIAL WARRANTY DEED

Recording requested by
and when recorded please return to:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, CO  80202
Attn:  Rob Kaufmann, Esq.
______________________________________________________________________________

THIS SPECIAL WARRANTY DEED is made this _____ day of, 20__, by 720 UNIVERSITY, LLC, a Wyoming limited liability company (“Grantor”), in favor of ALBERTA DEVELOPMENT PARTNERS, LLC, a Colorado limited liability company (“Grantee”), which has an office at 5750 DTC Parkway, Suite 210, Greenwood Village, CO 80111.

WITNESSETH, That Grantor, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto Grantee, its successors and assigns forever, all the real property, together with improvements, located in the County of Weld, State of Colorado, more particularly described on Exhibit 1, attached hereto and incorporated herein by this reference.

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the above bargained premises, with the hereditaments, easements, rights of way and appurtenances, and with all of Grantor’s interest, if any, in and to any and all minerals, water, ditches, wells, reservoirs and drains, and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, now or hereafter acquired under or above or used in connection with the property (collectively, the “Property”).

TO HAVE AND TO HOLD the said premises above bargained and described with the appurtenances, unto Grantee, its successors and assigns forever.  Grantor, for itself, and its successors and assigns, does covenant, grant, bargain and agree to and with the Grantee, its successors and assigns, that at the time of the ensealing and delivery of these presents, Grantor is well seized of the premises above conveyed, has good, sure, perfect, absolute and indefeasible estate of inheritance, in law, in fee simple, and has good right, full power and lawful authority to grant, bargain, sell and convey the same in manner and form as aforesaid, and that the same are free and clear from all former and other grants bargains, sales, liens, taxes, assessments, encumbrances and restrictions of whatever kind or nature whatsoever, except those matters set forth on Exhibit 2, attached hereto and incorporated herein by this reference.

CHI 65295724v7	Exhibit B – Page 1

The Grantor shall and will WARRANT AND FOREVER DEFEND the above-bargained premises in the quiet and peaceable possession of Grantee, its successors and assigns, against all and every person or persons claiming the whole or any part thereof BY, THROUGH OR UNDER Grantor, except those matters set forth on Exhibit 2, attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, Grantor has caused its name to be hereunto subscribed on the day and year first above written.

GRANTOR:

720 UNIVERSITY, LLC,
a Wyoming limited liability company

By:  _________________________

       John G. Waterbury

       Its: Manager

STATE OF                                           )
)  ss.
COUNTY OF                                       )

The foregoing instrument was acknowledged before me this _______ day of ________________, 201__, by John G. Waterbury, as Manager of 720 University, LLC, a Wyoming limited liability company.

WITNESS my hand and official seal.

My commission expires: ______________________________.

             _____________________________
 Notary Public
(NOTARIAL SEAL)

CHI 65295724v7	Exhibit B – Page 2

Exhibit 1 to Deed

LEGAL DESCRIPTION

Lot 1, Suburban Subdivision,
City of Greeley, County of Weld,
State of Colorado

CHI 65295724v7	Exhibit B – Page 3

Exhibit 2 to Deed

PERMITTED EXCEPTIONS

CHI 65295724v7	Exhibit B – Page 4

EXHIBIT C

FORM OF BILL OF SALE

BILL OF SALE

As of the ___ day of _______________, 2015, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 720 UNIVERSITY, LLC, a Wyoming limited liability company (“Seller”), hereby sell, assign, transfer and set over to SPE, LLC, a Delaware limited liability company (“Buyer”), all of Seller’s right, title and interest, if any, in an to all Personal Property.  Seller warrants that it owns such Personal Property free and clear of liens and encumbrances of any persons claiming by, through or under Seller.   Except as expressly set forth in the immediately preceding sentence, Seller makes no warranties of any kind or nature whatsoever, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose, any and all such warranties being hereby expressly disclaimed.

This Bill of Sale is being delivered by Seller pursuant to that certain Real Estate Sale Agreement made and entered into as of November [__], 2014 (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

[The remainder of the page is intentionally blank; signature pages follow.]

CHI 65295724v7	Exhibit C – Page 1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bill of Sale as of the date first above written.

720 UNIVERSITY, LLC
a Wyoming Limited Liability Company

By:      _________________________
Name: _________________________
Title:   _________________________

CHI 65295724v7	Exhibit C – Page 2

EXHIBIT D

FORM OF ASSIGNMENT OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES
 AND SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SERVICE CONTRACTS, made as of the _____ day of _____________, 2015 (the “Closing Date”), by and between 720 UNIVERSITY, LLC, a Wyoming limited liability company (“Assignor”), having an address at [c/o _________________], and [SPE, LLC], a Delaware limited liability company (“Assignee”), having an address at [_________________________].

W I T N E S S E T H:

WHEREAS, Assignor is the owner of certain real property located at 2604-2724 Eleventh Avenue, Greeley, Colorado, together with the Leases and the Personal Property (collectively, the “Property”).  All capitalized terms not defined herein shall have the meanings ascribed to them in that certain Real Estate Sale Agreement (the “Agreement”), dated as of November [   ], 2014 between Assignor, as seller, and [_______], an affiliate of Assignee, as purchaser; and

WHEREAS, in connection with the transfer and conveyance of the Property to Assignee:  (a) Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to (i) the leases set forth on Exhibit A attached hereto and made a part hereof (including any amendments, modifications, extensions and guaranties in relation to such leases, the “Leases”), (ii) the security deposits deposited by the tenants under the Leases (the “Security Deposits”), and (iii) the service contracts set forth on Exhibit B attached hereto and made a part hereof (the “Service Contracts”), and (b) Assignee desires to accept such assignment and to assume and perform all of Assignor’s obligations under the Leases and Service Contracts and with respect to the Security Deposits arising from and after the Closing Date.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Assignor hereby assigns, conveys and sets over unto Assignee all of Assignor’s right, title and interest in, to and under the Leases, the Security Deposits and Service Contracts from and after the Closing Date.

Assignee hereby accepts the foregoing assignment, acknowledges receipt of the Security Deposits (if any) and assumes and agrees to perform all of the obligations of Assignor under the Leases and Service Contracts and with respect to the Security Deposits arising from and after the Closing Date.

CHI 65295724v7	Exhibit D–Page 1

Assignor agrees to and hereby does defend, indemnify and hold Assignee harmless from and against any and all losses, claims, demands, suits, expenses (including, without limitation, reasonable attorneys’ fees and disbursements (whether or not incident to litigation) and court costs), damages, obligations and liabilities (including, without limitation, claims for personal injury, wrongful death or Property damage), direct, contingent or consequential, of any kind or nature, incurred by Assignee, caused by Assignor and arising or accruing with respect to the Leases, the Security Deposits and the Service Contracts for the period prior to the Closing Date during Assignor’s ownership of the Property, except as shall arise from the willful misconduct or gross negligence of Assignee, its agents or employees.

Assignee agrees that, from and after the Closing Date, Assignee shall and hereby does defend, indemnify and hold Assignor harmless from and against any and all losses, claims, demands, suits, expenses (including, without limitation, reasonable attorneys’ fees and disbursements (whether or not incident to litigation) and court costs), damages, obligations and liabilities (including, without limitation, claims for personal injury, wrongful death or Property damage), direct, contingent or consequential, of any kind or nature, incurred by Assignor, caused by Assignee and arising or accruing with respect to the Leases, the Security Deposits and the Service Contracts for the period from and after the Closing Date during Assignee’s ownership of the Property, except as shall arise from the willful misconduct or gross negligence of Assignor, its agents or employees.

Nothing contained herein shall affect (expressly or by implication) the rights and obligations of Assignee and Assignor under the Agreement.

The provisions of this Assignment and Assumption of Leases and Service Contracts shall be governed by, and construed in accordance with, the laws of the State in which the Property is located. This Assignment may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same Agreement.

[The remainder of the page is intentionally blank.]

CHI 65295724v7	Exhibit D–Page 2

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption of Leases and Service Contracts as of the day and year first written above.

ASSIGNOR:

720 UNIVERSITY, LLC,
a Wyoming limited liability company

By:      _________________________
Name: _________________________
Title:   _________________________

CHI 65295724v7	Exhibit D–Page 3

ASSIGNEE:

[SPE, LLC],
a Delaware limited liability company

By:       ___________________________
Name:  ___________________________
Its:       ___________________________

CHI 65295724v7	Exhibit D–Page 4

EXHIBIT A

LEASES

[To be added]

CHI 65295724v7	Exhibit D–Page 5

EXHIBIT B

CONTRACTS

[To be added]

CHI 65295724v7	Exhibit D–Page 6

EXHIBIT E

CONSTRUCTION PROJECTS

NONE

CHI 65295724v7	Exhibit E – Page 1

EXHIBIT F

FIRPTA AFFIDAVIT

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform [●], a [●] (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by [●], a [●] [that for U.S. federal income tax purposes is disregarded as separate from [●], a [●]] (“Transferor”), the undersigned hereby certifies to the following on behalf of Transferor:

1.  Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.  Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.  Transferor’s U. S. employer identification number is [●]; and

4.  Transferor’s office address is:

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Executed as of the ____ day of ______, 201_, at ___________, ____.

[Signature set forth on following page]

CHI 65295724v7	Exhibit F–Page 1

IN WITNESS WHEREOF, Transferor has executed and delivered this FIRPTA Affidavit as of _____, 2014.

By:       ____________________________
Name:  ____________________________
Its:       ____________________________

STATE OF                                           }
} SS.
COUNTY OF                                      }

I, the undersigned a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that the above named _________________, being the ________________of ________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________________, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

Given under my hand and Notary Seal, this ___________________ day of ________, 2014.

Notary Public
My Commission Expires:

CHI 65295724v7	Exhibit F–Page 2

SCHEDULE A
TO
FIRPTA AFFIDAVIT

LEGAL DESCRIPTION

Lot 1, Suburban Subdivision,
City of Greeley, County of Weld,
State of Colorado

CHI 65295724v7	Exhibit F–Page 3

EXHIBIT G

FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY

[NONE] [TO BE CONFIRMED DURING DUE DILIGENCE PERIOD]

CHI 65295724v7	Exhibit G-Page 1

EXHIBIT H

LEASES/RENT ROLL/SECURITY DEPOSITS

CHI 65295724v7	Exhibit H-Page 1

EXHIBIT H
UNIVERSITY SQUARE
RENT ROLL
10/01/14
Page 1

			BASE	BASE	CAM		TOTAL	LEASE	LEASE	SECURITY
NO.	TENANT		SQ FT	RENT	REIMB	UTILITY	MONTHLY	COMMENCE	TERMINATE	DEPOSIT

2604	Starbuck's	1,500	2.00	3,000.00	285.00		3,285.00	8/21/03	8/31/18	-
2608	Red's Dogs & Donuts	1,400	1.66	2,323.00	394.00		2,717.00	2/19/08	2/28/18	1,900.00

2612	PC Cirkit	1,180	0.93	1,100.00	266.00		1,366.00	9/20/10	9/30/15	1,100.00

2616	Liberty Tax	900	1.37	1,237.00	231.00	10.00	1,478.00	11/1/03	4/30/16	1,125.00

2620	King Soopers Fuel Station	2,880	0.57	1,653.75	Qtrly	-	1,653.75	4/10/02	4/30/22	0.00

2622	Big City Burrito	2,400	1.06	2,550.00	618.00		3,168.00	11/12/05	M-M	2,400.00

2624	Rocky Mt. Paw Spa	2,400	0.17	400.00	-	-	400.00	6/5/08	M-M	800.00

2626	Ace Hardware	17,376	0.67	11,584.00	3,819.00		15,403.00	9/1/04	8/31/24	0.00
2626B	Victory Outreach Church	6,605	0.52	3,418.00	283.00		3,701.00	4/16/06	4/30/16	2000.00

	2nd Floor	3,659
2628	Big Lots	34,440	0.38	12,915.00	5,488.78		18,403.78	8/15/04	1/31/20	0.00
2630	Ben's Furniture Galleries	25,021	0.10	2,500.00	-		2,500.00	2/1/05	M-M	5,212.00

2638A	Grandslam	4,480	0.43	1,913.00	1,148.00	-	3,061.00	12/1/13	11/30/17	3,000.00

2638B	All Risk Insurance	1,296	1.04	1,350.00	332.00	-	1,682.00	2/27/03	M-M	1,512.00
2638C	GNC	1,450	1.13	1,631.25	291.00		1,922.25	5/16/14	5/31/19
2640	Conditioning Spa	28,022	0.50	13,874.00	5,856.00	-	19,730.00	8/23/02	10/31/15	-
2642	CATO	4,005	0.79	3,170.63	366.15	-	3,536.78	3/23/05	1/31/15	-

2644A	Papa John's	1,800	1.19	2,144.00	461.00	-	2,605.00	2/1/97	9/30/17	1,500.00

2644B	Jimmy John's	1,280	1.80	2,300.00	328.00		2,628.00	3/1/04	2/28/19	1,600.00

2644C	Sav On Cigarettes	1,200	1.71	2,050.00	342.00		2,392.00	1/28/06	1/31/19	1,400.00

2644D	Fashion Nails	840	1.40	1,175.00	250.00	6.00	1,431.00	3/1/02	2/28/17	900.00
2644E	Cost Cutters	1,660	1.48	2,459.00	384.00	-	2,843.00	3/1/02	3/1/17	-

2644F	Wells Fargo ATM	500	3.20	1,600.00	-	-	1,600.00	2/1/89	1/31/15	-

SUBTOTAL PAGE 1		146,294	0.52	$76,347.63	$21,142.93	$16.00	$97,506.56			24,449.00

c1:Rent roll	11:07 AM 10/29/14

EXHIBIT H
UNIVERSITY SQUARE
RENT ROLL
10/01/14
Page 2

			BASE	BASE	CAM		TOTAL	LEASE	LEASE	SECURITY
NO.	TENANT	SQ FT	SQ FT	RENT	REIMB	UTILITY	MONTHLY	COMMENCE	TERMINATE	DEPOSIT

2650	Jo Ann Fabrics	12,080	0.50	6,040.00	-	-	6,040.00	7/1/86	1/31/17	-

2656	Vacant	2,800	0.00		0.00	-	-

2660	RadioShack	1,920	1.30	1,600.00	197.67	-	1,797.67		3/31/17	Ø

2664	Scrub Tub	2,048	1.22	2,500.00	410.00	-	2,910.00	10/1/99	9/30/17	1,500.00

2666	Rent-A-Center Storage	1,980	0.10	200.00			200.00	10/1/14	M-M	-
2668	Advance America	1,038	1.25	1,300.00	266.00	15.00	1,581.00	3/1/99	3/31/17

2672-B Panda Buffet		4,420	0.34	1,500.00	1,340.00	-	2,840.00	6/16/97	6/1/18	2,000.00

2672A	Rent-A-Center	4,330	1.08	4,690.83	842.46	-	5,533.29	1/1/93	2/28/17	-

2674	Sally Beauty	1,875	1.21	2,265.63	376.00	-	2,641.63	6/1/90	12/31/16	-
2676	Vacant	2,800	0.00		-	-	-	6/1/13

2708	Burger King	2,693	0.91	2,441.41	341.00	-	2,782.41	5/20/80	5/19/15	-

2712	King Soopers	46,966	0.32	14,850.00	Qtrly	-	14,850.00	1/17/71	3/31/26	-

2716	Vacant	3,600	0.00				-
2718	Vacant	2,160	0.00

2722	Mile High Mobile (Cricket)	1,200	1.17	1,400.00	342.00		1,742.00	12/13/10	12/31/14	1,250.00

2724	Lone Star Liquors	3,540	1.31	4,645.00	907.00		5,552.00	10/5/02	9/30/16	1,500.00

	Mineral Resources Royalty Agreement			Variable

	Vacant (upstairs)	5,761
	Storage	1,175	0.00
	Not Used	567	0.00
	*2nd Floor Victory Outreach not included in CAM

SUBTOTAL PAGE 2		102,953	0.42	43,432.87	5,022.13	15.00	48,470.00			$ 6,250.00

	TOTAL	249,247	0.48	119,780.50	26,165.06	31.00	145,976.56			30,699.00

c1:Rent roll	11:07 AM 10/29/14

EXHIBIT I

SERVICE CONTRACTS

1.	Backflow Testing – Freedom Fire Protection
2.	Fire Alarm Monitoring – Dicto Guard Security Alarm Systems
3.	Fire Phone Lines – Qwest
4.	Grease Pumping – Slim’s Sanitation
5.	Hood Cleaning – American Professional Services
6.	HVAC – Greeley Furnace
7.	Landscaping – Deibel Lawn Service
8.	Monthly Maintenance – Victory Outreach
9.	Parking Lot Sweeping – Victory Outreach
10.	Pest Control - Enviropest
11.	Pressure Washing – Top Gun
12.	Roof Maintenance – CMC Roofing, United Materials
13.	Security – Victory Outreach
14.	Snow Removal – Fisher Landscaping
15.	Trash Removal – Northern Colorado Disposal

CHI 65295724v7	Exhibit I -Page 1

EXHIBIT K-1

FORM OF TENANT ESTOPPEL

TO:	________________________("Landlord") ________________________ ________________________ and ________________________ ________________________ ________________________ ("Purchaser")

Re:           ____________________________________ (Tenant d/b/a)

Ladies and Gentlemen:

The undersigned ("Tenant"), being the tenant under the Lease referred to in Paragraph 1 below, covering those certain premises demised therein ("Leased Premises") understands that Landlord, the existing owner of the property on which the Leased Premises are located ("Property"), is contemplating a sale of the Property to Purchaser, and the Purchaser may now or hereafter be obtaining financing with respect to the Property.  Purchaser and any such lenders are requiring and will be relying upon this Certificate, and accordingly, the undersigned hereby certifies to Purchaser and any such lenders the following as of the date hereof:

1.           Tenant is the tenant under a lease with Landlord (or Landlord's predecessor in interest), dated _______________, demising the Leased Premises, as amended, modified, supplemented or extended by the following (if none, write "None" or leave blank, in which case the response will be deemed to be "None"):  (collectively, "Lease").  A true, correct and complete list of all documents evidencing the Lease is set forth on Exhibit A attached hereto.

2.           The Tenant has not sublet or otherwise granted any use or possessory interest in the Leased Premises or assigned, transferred or encumbered any interest in the Lease except as follows (if none, write "None" or leave blank, in which case the response will be deemed to be "None"):  .

3           Exclusive of unexercised renewal options contained in the Lease, the Lease expires on _______________.  Tenant has ______ remaining option(s) to renew the term of the Lease for ______ year(s) each.

CHI 65295724v7	Exhibit K-1 Page 1

4.           The Lease is in full force and effect and represents the entire agreement between Tenant and Landlord, and Tenant is in physical possession of the Leased Premises and is open and operating.

5.           The obligation of the Tenant to pay fixed minimum rent under the Lease has commenced, and the fixed minimum monthly rent currently payable under the Lease is $__________________.

6.           The Leased Premises comprise approximately _____ square feet of space.

7.           All rent concessions and abatements have expired and Tenant is not entitled to any rent credit, partial rent, rebates, rent abatements or rent concessions of any kind, except as follows (if none, write "None" or leave blank, in which case the response will be deemed to be "None"):                                                          .

8.           The fixed minimum rent, real estate taxes, common area maintenance costs, insurance premiums and all other charges due under the Lease have been paid up to and including the following date:  _______________.

9.           The security deposit held by Landlord under the Lease is $____________.

10.           No rents have been prepaid, other than as provided in the Lease.

11.           There are no existing defenses, offsets or counterclaims which the undersigned has against Landlord or the enforcement of the Lease by Landlord.

12.           All work required to be performed by Landlord have been satisfied or completed, except as follows (if none, write "None" or leave blank, in which case the response will be deemed to be "None"):                                                         .

13.           There are no defaults, claims thereof, or any condition which with the giving of notice and/or passage of time could become a default by either Landlord or Tenant with respect to their respective obligations under the Lease.

14.           Tenant has no right of first refusal or other right to purchase or expand the Leased Premises or any portion thereof.

15.           There are no actions, voluntary or involuntary, pending or, to the best of Tenant’s knowledge, threatened against Tenant or any guarantor of Tenant’s obligations under the Lease under any bankruptcy, reorganization, arrangement, moratorium, creditors’ rights or similar laws of the United States or any state thereof.

16.           The undersigned and the person(s) executing this Certificate on behalf of the undersigned have the power and authority to render this Certificate.

CHI 65295724v7	Exhibit K-1 Page 2

[Signature Page Follows]

CHI 65295724v7	Exhibit K-1 Page 3

This Certificate is for the benefit of and may be relied upon by (i)  Landlord and its successors and assigns, (ii) Purchaser and its successors and assigns, and (iii) any lender(s) of Purchaser (or Purchaser's successors and assigns) from time to time.

Date:______________ ___, 20___	TENANT: __________________________ By: _______________________________ Its: ___________________________

The undersigned, being the guarantor or other surety of the obligations of Tenant under the Lease, does hereby ratify and affirm the obligations of the undersigned as such guarantor (or surety) are binding and enforceable against the undersigned and that the guaranty set forth in (or executed and delivered in accordance with) the Lease is in full force and effect in accordance with its terms as of the date hereof.

Date:______________ ___, 20___	GUARANTOR: _________________________ By: ___________________________________ Its: ______________________________

CHI 65295724v7	Exhibit K-1 Page 4

EXHIBIT K-2

FORM OF REA ESTOPPEL

___________________, 20___

__________________________________
__________________________________
__________________________________
Attn: ______________________________

Re: Purchase by SPE, LLC of the property commonly known as “University Square Shopping Center” and located at 2604-2724 Eleventh Avenue, Greeley, Colorado

Ladies and Gentlemen:

The above-referenced property (the “Property”) is subject to a certain ______________________________, dated ______________________, recorded in Book ___, Page ______ of the land records of _______ County, ________ (the “Agreement”).  The undersigned understands that you or one of your affiliates is in the process of purchasing the Property, and that you may be obtaining financing in connection with such acquisition; and, in connection therewith, the undersigned certifies to you and your lenders the following as of the date hereof:

1.           There are no defaults, claims thereof, or any condition which, with the giving of notice and/or passage of time, could become a default by the undersigned or, to the best of the undersigned’s knowledge, the owner of the Property, with respect to their respective obligations under the Agreement.

2.           The amount of unpaid [Common Area Maintenance Costs] (as defined in the Agreement) owed by the undersigned is $_______________________.

3.           To the best of the undersigned’s knowledge, the amount of unpaid [Common Area Maintenance Costs] (as defined in the Agreement) owed by the owner of the Property is $_______________.

4.           The undersigned’s present address for notices is: _______________________.

5.           There are no other agreements that modify, amend, supplement or terminate the Agreement, except the following (if none, write "None" or leave blank, in which case the response will be deemed to be "None"): ______________________________.

6.           The undersigned is the owner of [Lot(s) _______ ] (as referenced in the Agreement), and the undersigned’s [Proportionate Share] (as defined in the Agreement) is ______%.
Exhibit K-2 – Page 1
CHI 65295724v7

7.           The undersigned and the person(s) executing this letter on behalf of the undersigned have the power and authority to render this letter.

[Signature Page Follows]

Exhibit K-2 – Page 2
CHI 65295724v7

This letter is being delivered to you with the understanding that you and your successors and assigns may rely on it in purchasing the Property and that your lenders and their successors and assigns may rely on it in making a loan for the Property.

Very truly yours,

__________________________________

By:_________________________________
                                                            Title:_______________________________

CHI 65295724v7	Exhibit K-2 Page 3

EXHIBIT L

FORM OF MEMORANDUM OF PURCHASE AND SALE AGREEMENT

AFTER RECORDING RETURN TO:

BROWNSTEIN HYATT FARBER SCHRECK, LLP
410 17TH ST., SUITE 2200
DENVER, CO  80202
ATTN: ROB KAUFMANN, ESQ.

MEMORANDUM OF PURCHASE AND SALE AGREEMENT

THIS MEMORANDUM OF PURCHASE AND SALE AGREEMENT (this “Memorandum”) is made and entered into as of the __ day of November, 2014 (the “Effective Date”), by and between 720 UNIVERSITY, LLC, a Wyoming limited liability company (“Seller”), and ALBERTA DEVELOPMENT PARTNERS, LLC, a Colorado limited liability company (“Purchaser”).

A. Seller is the owner of the real property located at 2604-2724 Eleventh Avenue, Greeley, Colorado, County of Weld, as more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and

B. Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated ____________ (as amended and assigned from time to time, the “Purchase Agreement”), whereby Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, subject to the terms and conditions of the Purchase Agreement, the Property together with the Personal Property and Leases (both as defined in the Purchase Agreement).

1. Purpose and Intention.  The purpose of this Memorandum is to notify all persons interested in the Property, that, for good and valuable consideration, Seller has agreed and does hereby agree to sell to Purchaser, and Purchaser has agreed and does hereby agree to purchase from Seller, subject to and pursuant to the terms, provisions and conditions set forth in the Purchase Agreement, the Property.  This Memorandum is executed for the purpose of recordation in the Office of the Clerk and Recorder of the County of Weld, State of Colorado (the “Records”), and is not intended, and shall not be construed, to define, limit or modify the Purchase Agreement.

CHI 65295724v7	Exhibit L – Page 1
Memorandum of Purchase and Sale Agreement
2604-2724 Eleventh Avenue,
Greeley, Colorado

2. Merger and Cancellation of Memorandum.

(a) Merger Upon Recording of the Deed.  Unless sooner terminated by specific written agreement of Seller and Purchaser, upon the recording, if at all, of a deed (the “Deed”) in the Records from Seller to Purchaser (or Purchaser’s permitted assignee under the Purchase Agreement), this Memorandum shall, immediately and without further action, be deemed to have merged with and into such Deed; provided, however, such merger shall not be construed to define, limit or modify the Purchase Agreement.

(b) Termination.  Unless sooner terminated by specific written agreement of Seller and Purchaser, this Memorandum may be unilaterally terminated by Seller in the event that a competent court has finally adjudicated that Purchaser defaulted on its obligation to close the transactions contemplated by the Purchase Agreement, in which case, this Memorandum shall expire and be of no further force or effect immediately, and without further action.  In the event of such termination pursuant to this Section 2(b), within ten (10) business days after the request of Seller, Purchaser shall execute and deliver to Seller an appropriate release and/or cancellation instrument, in proper form for recording in the Records, acknowledging the termination of this Memorandum (and Seller’s obligation to sell the Property to Purchaser) and releasing any and all right, title and interest of Purchaser in and to the Property (the “Cancellation”).  If Purchaser fails to timely deliver the Cancellation, Purchaser hereby appoints Seller as Purchaser’s attorney-in-fact to prepare, execute and record the Cancellation.  This appointment shall be coupled with an interest and is irrevocable.

3. Binding Effect.  Subject to the terms and conditions of the Purchase Agreement, all of the provisions of this Memorandum shall inure to the benefit of and shall be binding upon the successors and assigns of Seller and Purchaser.

4. Costs and Attorneys’ Fees.  In any action or proceeding under this Memorandum, the prevailing party in any such action shall be awarded all costs and expenses incurred therewith, including reasonable attorneys’ fees.

5. Governing Law.  This Memorandum shall be construed and governed under the laws of the State of Colorado.

6. Counterparts.  This Memorandum may be executed in any number of counterparts each of which, when taken together, shall constitute one agreement.  This Memorandum shall only be effective if a counterpart is signed by both Seller and Purchaser.

[signature pages follow]

CHI 65295724v7	Exhibit L – Page 2
Memorandum of Purchase and Sale Agreement
2604-2724 Eleventh Avenue,
Greeley, Colorado

IN WITNESS WHEREOF, Seller and Purchaser have executed this Memorandum as of the Effective Date.

SELLER:

720 UNIVERSITY, LLC,
a Wyoming limited liability company

By: _____________________________
       John G. Waterbury
       Its: Manager

STATE OF COLORADO                                    )
   )  ss.
COUNTY OF ____________________              )

The foregoing instrument was acknowledged before me this ____ day of ________, 2014, John G. Waterbury, as the Manager of 720 University, LLC, a Wyoming limited liability company.

Witness my hand and official seal.

My commission expires:________________

_________________________________
Notary Public

[Purchaser’s signature page follows]

CHI 65295724v7	Exhibit L – Page 3
Memorandum of Purchase and Sale Agreement
2604-2724 Eleventh Avenue,
Greeley, Colorado

PURCHASER:

ALBERTA DEVELOPMENT PARTNERS, LLC,
a Colorado limited liability company

By:  ________________________
       Donald G. Provost
       Its: Manager

STATE OF COLORADO                                  )

)  ss.
COUNTY OF ____________________            )

The foregoing instrument was acknowledged before me this ____ day of _______, 2014, by Donald G. Provost, as the Manager of Alberta Development Partners, LLC, a Colorado limited liability company.

Witness my hand and official seal.

My commission expires:________________

__________________________________
Notary Public

CHI 65295724v7	Exhibit L – Page 4
Memorandum of Purchase and Sale Agreement
2604-2724 Eleventh Avenue,
Greeley, Colorado

EXHIBIT  “A”

LEGAL DESCRIPTION OF THE PROPERTY

Lot 1, Suburban Subdivision,
City of Greeley, County of Weld,
State of Colorado

CHI 65295724v7	Exhibit L – Page 5
Memorandum of Purchase and Sale Agreement
2604-2724 Eleventh Avenue,
Greeley, Colorado